Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT is made and effective as of June 30, 2026 by and between CINGULATE THERAPEUTICS LLC, a Delaware Limited Liability Company, whose principal address is 1901 W. 47th Place, 3rd Floor, Kansas City, KS 66205 (the “Company”) and MATTHEW N. BRAMS, whose address is 550 Westcott St., #520, Houston, TX 77077, (the “Employee”). (The Company and the Executive hereinafter sometimes referred to as the “Parties”.)

WITNESSETH:

WHEREAS, the Parties are subject to an Employment Agreement, effective January 1, 2026 (the “Employment Agreement”); and

WHEREAS, the Company desires to extend the Trial Period (as defined in the Employment Agreement) through September 30, 2026.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

The following amendments are made to the Employment Agreement;

Part 1: Section 3(a) Base Salary is revised to read as follows:

Base Salary. The Executive’s annual base salary shall be in the amount of Four Hundred Thousand ($400,000.00) Dollars (based upon Full-Time one hundred percent (100%) effort to the Company) starting January 1, 2026, and continuing through September 30, 2026 (the “Trial Period”). At the conclusion of the Trial Period, the Company will decide whether to maintain Executive in a Full-Time role or return the Executive to a Part-Time role (at a lower annual base salary), such decision to be in the CEO’s sole and complete discretion. The Executive’s base salary shall be reviewed annually by the Board in consultation with the Company’s annual budget, and the Board may, but shall not be required to, alter the base salary. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives.

Part 2: All other provisions of the Employment Agreement remain unchanged.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective on the date and year first above written.

CINGULATE THERAPEUTICS LLC

/s/ Shane J. Schaffer
SHANE J. SCHAFFER, Chief Executive Officer

/s/ Matthew N. Brams
MATTHEW N. BRAMS, Chief Medical Officer